CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 W.S.C. SECTION 1350 as adopted and PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, the undersigned Chief Executive Officer and Chief Financial Officer, or persons fulfilling similar functions, each certify:

That the financial information included in this Annual Report fairly presents in all material respects the financial condition and results of operations of the Company as of October 31, 2004 and for the periods presented in the report; and That the Annual Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities exchange Act of 1934

By:           /s/ Sun Lee
                 --------
Title:        Chief Executive Officer and Chief Financial Officer
Date:         May 5, 2005